Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: John Ravis, Investor Relations, 1-207-556-8155

IDEXX Laboratories Announces First Quarter Results

•	Achieves first quarter revenue growth of 4% as reported and 5% organic, supported by CAG Diagnostics recurring revenue growth of 3% as reported and 4.5% organic.

•	Organic revenue growth supported by benefits from IDEXX execution drivers, including continued solid new business gains and strong year-over-year global premium instrument installed base growth, including over 300 IDEXX inVue Dx™ placements.

•	Delivers EPS of $2.96, an increase of 5% as reported and 7% on a comparable basis, supported by gross margin expansion of 90 basis points as reported and 80 basis points on a comparable basis.

•	Adjusts 2025 revenue guidance to $4,095 million - $4,210 million, an increase of $40 million or ~1% at midpoint, reflecting benefits of foreign exchange impacts updated from prior estimates.

•	Updates guidance for 2025 reported revenue growth to 5% - 8% and reported CAG Diagnostics recurring revenue growth to 4% - 7%, while maintaining consistent outlook for 6% - 9% organic revenue growth and CAG Diagnostics recurring revenue organic growth of 5% - 8%.

•	Updates 2025 EPS outlook to $11.93 - $12.43, reflecting $0.19 increase to EPS compared to prior guidance, supported by benefits from updated foreign exchange impacts and favorable adjustment to a now-concluded litigation matter expense accrual.

WESTBROOK, Maine, May 1, 2025— IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced first quarter results.

“IDEXX drove solid execution in the first quarter while advancing key enablers of our innovation-driven growth strategy. At the end of March, IDEXX launched a first-of-its-kind innovation, IDEXX Cancer Dx™, in our North American reference laboratories,” said Jay Mazelsky, President and Chief Executive Officer. “Customers have been asking for a way to diagnose cancer earlier because cancer is a leading cause of mortality in dogs and earlier detection provides better treatment options. This diagnostic panel for early detection of canine lymphoma brings exceptional levels of performance, turnaround time, and it is priced to allow veterinarian partners to include it in commonly used screening and sick patient testing panels.”

IDEXX Announces First Quarter Results

May 1, 2025

First Quarter Results

The Company reports revenues of $998 million for the first quarter of 2025, an increase of 4% as reported and 5% organic, driven by Companion Animal Group ("CAG") growth of 3% as reported and 4% organic, and Water revenue growth of 5% as reported and 7% organic. CAG Diagnostics recurring revenue growth of 3% as reported and 4.5% organic was supported by double-digit IDEXX VetLab consumables organic revenue growth and benefits from IDEXX execution drivers, including 9% growth in IDEXX's global premium instrument installed base. IDEXX veterinary software, services and diagnostic imaging systems revenue increased 9% as reported and 7% organic.

First quarter earnings per diluted share (“EPS”) were $2.96, an increase of 5% as reported and 7% on a comparable basis, excluding a $0.08 per share benefit from a discrete litigation expense accrual adjustment.

First Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated revenue growth of 3% as reported and 4% organic for the quarter. Solid growth was supported by CAG Diagnostics recurring revenue growth of 3% as reported and 4.5% organic. CAG Diagnostics recurring revenue growth was supported by 5% reported and 8.5% organic gains in International regions. U.S. CAG Diagnostics recurring revenue growth of 3% as reported and organic continued to outpace sector growth levels in the first quarter.

Additional U.S. companion animal practice key metrics are available in the Q1 2025 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Sustained high levels of customer retention, net price gains, and benefits from net new customers, and an increase in diagnostic utilization supported expansion of CAG Diagnostics recurring revenues.

▪	IDEXX VetLab® consumables generated 9% reported and 10% organic revenue growth supported by strong installed base growth across premium instrument platforms.

▪	Reference laboratory diagnostic and consulting services generated flat reported and 1% organic revenue growth, including benefits from net price gains and modest volume gains in U.S. and International regions after adjusting for year-over-year equivalent days growth impact.

▪	Rapid assay products revenues declined 3% as reported and declined 2% organic, with volumes impacted from the recent launch of the Catalyst® Pancreatic Lipase Test, which shifted some testing across modalities, offsetting net price benefits.

IDEXX Announces First Quarter Results

May 1, 2025

Veterinary software, services and diagnostic imaging systems revenues grew 9% as reported and 7% organic, reflecting 10% as reported and 9% organic recurring revenue growth led by continued momentum in cloud-based software placements.

Water

Water revenues grew 5% as reported and 7% organic for the quarter, reflecting solid organic growth across regions.

Livestock, Poultry and Dairy (“LPD”)

LPD revenues increased 1% as reported and 4% organic for the quarter, led by revenue gains in U.S. and Latin America.

Gross Profit and Operating Profit

Gross profits increased 5% as reported and 6% on a comparable basis. Gross margin of 62.4% increased 90 basis points as reported and 80 basis points on a comparable basis, supported by benefits from strong growth in IDEXX VetLab consumables revenue, improved instrument placement mix, and overall business mix.

Operating margin was 31.7% for the quarter, higher than the prior year by 70 basis points as reported but lower by 10 basis points on a comparable basis, net of ~90 basis points benefit from the adjustment to the discrete litigation expense accrual. Operating margin results reflect 4% operating expense growth as reported and 8% on a comparable basis, net of 3% favorable impact from the adjustment to the discrete litigation expense accrual. Comparable operating expense growth was driven by higher R&D spend related to advancing the Company's growth and innovation agenda and higher sales and marketing expense aligned with commercial activities in support of new product launches and sector development.

2025 Growth and Financial Performance Outlook

The Company is updating its full year revenue growth guidance range to $4,095 million - $4,210 million, or reported growth of 5% - 8%, an increase of $40 million at midpoint. This reflects a positive adjustment of ~1% at midpoint to full year estimates for reported revenue growth, reflecting recent weakening of the U.S. dollar aligned with the foreign currency exchange rate assumptions set forth in this release. The Company is maintaining a consistent outlook for organic revenue growth projected at 6% - 9%.

IDEXX Announces First Quarter Results

May 1, 2025

The Company updated its full year reported operating margin outlook of 31.1% - 31.6%, including ~180 basis points of impact from the discrete litigation expense accrual adjustment and updated estimates for tariffs. Projected full year comparable operating profit margin expansion is maintained at 30 - 80 basis points. While uncertainty remains on trade policies, estimates include tariffs on internationally sourced materials, based on current U.S. pronouncements, and estimates for China's retaliatory tariffs.

The Company updated its EPS outlook range to $11.93 - $12.43, incorporating a $0.19 increase, reflecting $0.11 in favorable adjustments to foreign exchange estimates and $0.08 benefit from the discrete litigation expense accrual adjustment. The updated EPS growth outlook is 12% - 17% as reported, including a ~1% growth benefit from the discrete litigation expense accrual adjustment, while maintaining consistent 8% - 12% growth on a comparable basis.

The following table provides the Company's updated outlook for annual key financial metrics in 2025 with a comparison to the prior outlook:

Amounts in millions except per share data and percentages

2025 Growth and Financial Performance Outlook
	Updated			Prior
Revenue	$4,095	-	$4,210	$4,055	-	$4,170
Reported growth	5%	-	8%	4%	-	7%
Organic growth	6%	-	9%	6%	-	9%
CAG Diagnostics Recurring Revenue Growth
Reported growth	4%	-	7%	3%	-	6%
Organic growth	5%	-	8%	5%	-	8%
Operating Margin	31.1%	-	31.6%	31.0%	-	31.5%
Operating margin expansion	210 bps	-	260 bps	200 bps	-	250 bps
Comparable margin expansion	30 bps	-	80 bps	30 bps	-	80 bps
EPS	$11.93	-	$12.43	$11.74	-	$12.24
Reported growth	12%	-	17%	10%	-	15%
Comparable growth	8%	-	12%	8%	-	12%
Other Key Metrics
Net interest expense	~ $42			~ $42
Share-based compensation tax benefit	~ $8			~ $8
Share-based compensation tax rate benefit	~ 1%			~ 1%
Effective tax rate	~ 21.5%			~ 21.5%
Share-based compensation EPS impact	~ $0.10			~ $0.10
Reduction in average shares outstanding	2%	-	3%	2%	-	3%
Operating Cash Flow (% of Net Income)	95%	-	105%	100%	-	110%
Free Cash Flow (% of Net Income)	80%	-	85%	85%	-	90%
Capital Expenditures	~ $160			~ $160

IDEXX Announces First Quarter Results

May 1, 2025

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2025.

Estimated Foreign Currency Exchange Rate Impacts	2025
Revenue growth rate impact	(~ 1%)
CAG Diagnostics recurring revenue growth rate impact	(~ 1%)
Operating margin growth impact	~ 0 bps
EPS impact	(~ $0.10)
EPS growth impact	(~ 1%)

Go-Forward Foreign Currency Exchange Rate Assumptions	2025
In U.S. dollars
euro		$1.08
British pound		$1.25
Canadian dollar		$0.69
Australian dollar		$0.59
Relative to the U.S. dollar
Japanese yen		¥148
Chinese renminbi		¥7.35
Brazilian real	R$	6.18

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (EDT) to discuss its first quarter 2025 results and management’s outlook. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year. The live call also will be accessible by telephone. To listen to the live conference call, please dial 1-800-289-0462 or 1-323-794-2442 and reference passcode 949516.

2025 Annual Meeting of Shareholders

IDEXX Laboratories, Inc. will hold its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) on Wednesday, May 7, 2025 at 10:00 a.m. (EDT). The 2025 Annual Meeting will be a virtual meeting via a live audio webcast at www.virtualshareholdermeeting.com/IDXX2025. The online pre-meeting forum can be accessed before the 2025 Annual Meeting at www.proxyvote.com. At this online pre-meeting forum, you can submit questions in writing in advance of the 2025 Annual Meeting, vote, view the Rules of Conduct and Procedures relating to the 2025 Annual Meeting and access copies of the Company's proxy materials and annual report.

IDEXX Announces First Quarter Results

May 1, 2025

Shareholders as of the close of business on March 10, 2025 are entitled to attend the 2025 Annual Meeting, vote their shares electronically and submit questions before and during the live audio webcast. As part of the 2025 Annual Meeting, the Company will answer the questions submitted by our shareholders during a live Q&A session, as time permits. The Company will publish the answer to each question, including those which we are unable to address during the meeting due to time constraints during the 2025 Annual Meeting, on the Company’s Investor Relations website as soon as practicable after the meeting. An archived replay will also be available at www.virtualshareholdermeeting.com/IDXX2025 after the conclusion of the 2025 Annual Meeting. Further information on the 2025 Annual Meeting can be found in the Company’s proxy materials.

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs approximately 11,000 people and offers solutions and products to customers in more than 175 countries and territories. For more information about IDEXX, visit www.idexx.com.

IDEXX Announces First Quarter Results

May 1, 2025

Note Regarding Forward-Looking Statements

This earnings release and the statements to be made in the accompanying earnings conference call contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about the Company’s business prospects and estimates of the Company’s financial results for future periods. Forward-looking statements are included above under "2025 Growth and Financial Performance Outlook" and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding financial performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; projected effective tax rates, reduction of average shares outstanding and net interest expense; projected impact of tariffs (including U.S. tariffs and China's retaliatory tariffs); trends and other factors impacting the pet healthcare industry; net price realization improvement; IDEXX inVue DxTM analyzer placements; and future product launches and menu expansions. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs, and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in the corresponding sections of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as well as those described from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company’s consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company’s business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted first quarter 2025 results as follows: decreased gross profit growth by 1.2%, increased gross margin growth by 10 basis points, decreased operating expense growth by 1.0%, decreased operating profit growth by 1.4%, increased operating profit margin growth by an immaterial amount , and decreased EPS growth by 1.4%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months ended March 31, 2025 and refer to the 2025 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2025 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that represents the percent change in revenue, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three months ended March 31, 2025. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Please refer to the 2025 Growth and Financial Performance Outlook section of this earnings release for estimated full year 2025 organic revenue growth for the Company and CAG Diagnostics recurring revenue growth. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is expected to benefit projected full year 2025 revenue growth by an immaterial amount and have no impact on CAG Diagnostics recurring revenue growth.

IDEXX Announces First Quarter Results

May 1, 2025

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended
	March 31,	March 31,	Year-over-Year
Dollar amounts in thousands	2025	2024	Change
Gross Profit (as reported)	$623,379	$593,070	5%
Gross margin	62.4%	61.5%	90	bps
Less: comparability adjustments
Change from currency	(6,907)	—
Comparable gross profit growth	$630,286	$593,070	6%
Comparable gross margin and gross margin gain (or growth)	62.4%	61.5%	80	bps

Operating expenses (as reported)	$306,845	$294,112	4%
Less: comparability adjustments
Change from currency	(2,819)	—
Now-concluded litigation matter	(8,600)	—
Comparable operating expense growth	$318,264	$294,112	8%

Income from operations (as reported)	$316,534	$298,958	6%
Operating margin	31.7%	31.0%	70	bps
Less: comparability adjustments
Change from currency	(4,088)	—
Now-concluded litigation matter	8,600	—
Comparable operating profit growth	$312,022	$298,958	4%
Comparable operating margin and operating margin gain (or growth)	30.9%	31.0%	(10	)bps
Amounts presented may not recalculate due to rounding.

Projected 2025 comparable operating margin expansion outlined in the 2025 Growth and Financial Performance Outlook section of this earnings release reflects adjustments to projected 2025 operating margin expansion for: (i) an immaterial impact from year-over-year foreign currency exchange rate changes at noted exchange rates; and (ii) positive impact of the approximately $9 million discrete litigate expense accrual adjustment in the first quarter of 2025; and (iii) adjustment to full year 2024 reported operating margin expansion for the negative impact of the $61.5 million discrete litigation expense accrual adjustment in the second quarter of 2024.

These impacts described above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2025 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company’s business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

IDEXX Announces First Quarter Results

May 1, 2025

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended
	March 31,	March 31,	Year-over-Year
	2025	2024	Growth
Earnings per share (diluted)	$2.96	$2.81	5%
Less: comparability adjustments
Share-based compensation activity	0.01	0.10
Now-concluded litigation matter	0.08	—
Change from currency	(0.04)	—
Comparable EPS growth	$2.91	$2.71	7%
Amounts presented may not recalculate due to rounding.

Projected 2025 comparable EPS growth outlined in the 2025 Growth and Financial Performance Outlook section of this earnings release reflects adjustments to projected full year 2025 reported EPS for: (i) estimated positive share-based compensation activity of ~$0.10; and (ii) estimated negative year-over-year foreign currency exchange rate change impact of ~$0.10 at noted exchange rates; (iii) impact of the discrete litigation expense accrual adjustment of $0.08 in the first quarter of 2025; (iv) adjustment to full year 2024 reported EPS for a negative $0.56 impact from the discrete litigation expense accrual adjustment in the second quarter of 2024; and (v) positive impact of share-based compensation activity of ~$0.24.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2025 reported EPS growth) to comparable EPS growth for the Company.

Segment Income from Operations - We report segment income from operations in our Segment Information table below. Segment income from operations is a non-GAAP financial measure that adjusts for the impact of foreign currency transaction gains and losses and should be considered in addition to, and not as a replacement for, income from operations. We exclude foreign currency transaction gains and losses for each reportable segment (CAG, Water, and LPD) from segment income from operations and report the full amount of foreign currency transaction gains and losses in our Other operating segment. We believe that reporting segment income from operations provides supplemental analysis to help investors further evaluate each reportable segment’s business performance by excluding foreign currency transaction gains and losses, which are centrally managed by our corporate treasury function and which we do not consider relevant for assessing the results of each reportable segment’s operations. In addition, we believe that reporting segment income from operations provides information to investors regarding key metrics that are used by management, including our chief operating decision-maker, in evaluating the performance of each reportable segment.

The reconciliation of this non-GAAP financial measure is as follows:

	For the Three Months Ended March 31,
	2025			2024
Amounts in thousands	Income from Operations	Impact from Foreign Currency	Segment Income from Operations	Income from Operations	Impact from Foreign Currency	Segment Income from Operations
CAG	$294,572	$583	$295,155	$278,886	$810	$279,696
Water	20,774	43	20,817	19,372	58	19,430
LPD	80	45	125	801	65	866
Other	1,108	(671)	437	(101)	(933)	(1,034)
Total	$316,534	$—	$316,534	$298,958	$—	$298,958

IDEXX Announces First Quarter Results

May 1, 2025

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company’s investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the three months ended March 31, 2025 and 2024. To estimate projected 2025 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $160 million. Free cash flow conversion, or the net income to free cash flow ratio, is a non-GAAP financial measure that is defined as free cash flow, with respect to a measurement period, divided by net income for the same period. To calculate trailing twelve-month net income to free cash flow ratio for the twelve months ended March 31, 2025, we have deducted purchases of property and equipment of approximately $121 million from net cash provided from operating activities of approximately $968 million, divided by net income of approximately $895 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt, and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Notes and Definitions

Discrete litigation expense accrual - During the first quarter of 2025, the Company reduced its previously established $89.0 million accrual related to a now-concluded litigation matter by approximately $9 million, resulting in a total accrual for this now-concluded litigation matter of approximately $80 million as of March 31, 2025, which represented our best estimate of the amount of the loss.

Now-concluded litigation matter - The Company was a defendant in a litigation matter involving an alleged breach of contract for underpayment of royalty payments made from 2004 through 2017 under an expired patent license agreement, and the trial court ruled in favor of the plaintiff in 2020. Following appeals and in light of the appellate court's April 3, 2025 decision, on April 17, 2025, the Company paid the judgment of approximately $80 million, and the plaintiff executed a satisfaction and release of judgment, which was filed with the trial court, concluding this matter. For further information, see the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

IDEXX Announces First Quarter Results

May 1, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations

Amounts in thousands except per share data (Unaudited)

		Three Months Ended
		March 31,	March 31,
		2025	2024
Revenue:	Revenue	$998,427	$964,095
Expenses and Income:	Cost of revenue	375,048	371,025
	Gross profit	623,379	593,070
	Sales and marketing	156,223	149,453
	General and administrative	91,561	92,024
	Research and development	59,061	52,635
	Total operating expense	306,845	294,112
	Income from operations	316,534	298,958
	Interest expense, net	(6,450)	(3,479)
	Income before provision for income taxes	310,084	295,479
	Provision for income taxes	67,407	59,900
Net Income:	Net income attributable to stockholders	$242,677	$235,579
	Earnings per share: Basic	$2.98	$2.84
	Earnings per share: Diluted	$2.96	$2.81
	Shares outstanding: Basic	81,319	83,096
	Shares outstanding: Diluted	81,922	83,957

IDEXX Laboratories, Inc. and Subsidiaries

Selected Operating Information (Unaudited)

		Three Months Ended
		March 31,	March 31,
		2025	2024
Operating Ratios	Gross profit	62.4%	61.5%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	24.8%	25.0%
	Research and development expense	5.9%	5.5%
	Income from operations[1]	31.7%	31.0%

1Amounts presented may not recalculate due to rounding.

IDEXX Announces First Quarter Results

May 1, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Segment Information

Amounts in thousands (Unaudited)

		Three Months Ended
		March 31, 2025	Percent of Revenue	March 31, 2024	Percent of Revenue
Revenue:	CAG	$919,836		$889,285
	Water	45,321		43,071
	LPD	28,596		28,205
	Other	4,674		3,534
	Total	$998,427		$964,095

Gross Profit:	CAG	$574,823	62.5%	$546,236	61.4%
	Water	32,073	70.8%	30,497	70.8%
	LPD	14,365	50.2%	15,234	54.0%
	Other	2,118	45.3%	1,103	31.2%
	Total	$623,379	62.4%	$593,070	61.5%

Income from Operations:	CAG	$295,155	32.1%	$279,696	31.5%
	Water	20,817	45.9%	19,430	45.1%
	LPD	125	0.4%	866	3.1%
	Other	437	9.3%	(1,034)	(29.3)%
	Total	$316,534	31.7%	$298,958	31.0%

IDEXX Announces First Quarter Results

May 1, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets

Amounts in thousands (Unaudited)

	Three Months Ended
Net Revenue	March 31, 2025	March 31, 2024	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG	$919,836	$889,285	$30,551	3.4%	(1.1)%	0.2%	4.4%
United States	623,889	602,195	21,694	3.6%	—	0.2%	3.4%
International	295,947	287,090	8,857	3.1%	(3.6)%	—	6.7%
Water	45,321	43,071	2,250	5.2%	(2.1)%	—	7.3%
United States	23,503	22,199	1,304	5.9%	—	—	5.9%
International	21,818	20,872	946	4.5%	(4.4)%	—	8.9%
LPD	28,596	28,205	391	1.4%	(2.8)%	—	4.2%
United States	5,788	5,164	624	12.1%	—	—	12.1%
International	22,808	23,041	(233)	(1.0)%	(3.4)%	—	2.4%
Other	4,674	3,534	1,140	32.2%	—	—	32.2%
Total Company	$998,427	$964,095	$34,332	3.6%	(1.2)%	0.1%	4.7%
United States	654,861	631,009	23,852	3.8%	—	0.2%	3.6%
International	343,566	333,086	10,480	3.1%	(3.6)%	—	6.8%

	Three Months Ended
Net CAG Revenue	March 31, 2025	March 31, 2024	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$806,267	$780,144	$26,123	3.3%	(1.2)%	—	4.5%
IDEXX VetLab consumables	344,779	316,929	27,850	8.8%	(1.7)%	—	10.5%
Rapid assay products	84,034	86,315	(2,281)	(2.6)%	(0.7)%	—	(1.9)%
Reference laboratory diagnostic and consulting services	344,406	344,338	68	—	(0.8)%	—	0.9%
CAG Diagnostics services and accessories	33,048	32,562	486	1.5%	(1.5)%	—	3.0%
CAG Diagnostics capital – instruments	31,994	34,092	(2,098)	(6.2)%	(1.5)%	—	(4.6)%
Veterinary software, services and diagnostic imaging systems:	81,575	75,049	6,526	8.7%	(0.5)%	1.8%	7.5%
Recurring revenue	65,793	59,700	6,093	10.2%	(0.6)%	1.8%	9.0%
Systems and hardware	15,782	15,349	433	2.8%	(0.5)%	1.6%	1.6%
Net CAG revenue	$919,836	$889,285	$30,551	3.4%	(1.1)%	0.2%	4.4%

	Three Months Ended
	March 31, 2025	March 31, 2024	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$806,267	$780,144	$26,123	3.3%	(1.2)%	—	4.5%
United States	536,977	523,041	13,936	2.7%	—	—	2.7%
International	269,290	257,103	12,187	4.7%	(3.7)%	—	8.5%

1See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces First Quarter Results

May 1, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

Amounts in thousands (Unaudited)

		March 31, 2025	December 31, 2024
Assets:	Current Assets:
	Cash and cash equivalents	$163,970	$288,266
	Accounts receivable, net	527,464	473,575
	Inventories	395,987	381,877
	Other current assets	230,192	256,179
	Total current assets	1,317,613	1,399,897
	Property and equipment, net	717,624	713,123
	Other long-term assets, net	1,178,452	1,180,423
	Total assets	$3,213,689	$3,293,443
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$120,096	$114,211
	Accrued liabilities	490,688	502,119
	Line of credit	319,500	250,000
	Current portion of long-term debt	170,929	167,787
	Deferred revenue	35,000	33,799
	Total current liabilities	1,136,213	1,067,916
	Long-term debt, net of current portion	449,799	449,786
	Other long-term liabilities, net	179,664	180,428
	Total long-term liabilities	629,463	630,214
	Total stockholders' equity	1,448,013	1,595,313
	Total liabilities and stockholders' equity	$3,213,689	$3,293,443

IDEXX Laboratories, Inc. and Subsidiaries

Selected Balance Sheet Information (Unaudited)

		March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Selected Balance Sheet Information:	Days sales outstanding[1]	45.7	47.1	48.9	47.3	45.7
	Inventory turns[2]	1.3	1.3	1.3	1.4	1.3

1Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

2Inventory turns are calculated as the ratio of our inventory-related cost of revenue for the quarter multiplied by four, divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Announces First Quarter Results

May 1, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

Amounts in thousands (Unaudited)

		Three Months Ended
		March 31, 2025	March 31, 2024
Operating:	Cash Flows from Operating Activities:
	Net income	$242,677	$235,579
	Non-cash adjustments to net income	55,972	44,422
	Changes in assets and liabilities	(60,687)	(81,416)
	Net cash provided by operating activities	237,962	198,585
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(30,026)	(30,273)
	Acquisition of a business	—	(77,000)
	Proceeds from net investment hedges	416	329
	Net cash used by investing activities	(29,610)	(106,944)
Financing:	Cash Flows from Financing Activities:
	Repayments under credit facility, net	69,500	—
	Repurchases of common stock	(400,890)	(154,764)
	Proceeds from exercises of stock options and employee stock purchase plans	7,193	20,879
	Shares withheld for statutory tax withholding payments on restricted stock	(6,124)	(10,189)
	Net cash used by financing activities	(330,321)	(144,074)
	Net effect of changes in exchange rates on cash	(2,327)	(4,066)
	Net decrease in cash and cash equivalents	(124,296)	(56,499)
	Cash and cash equivalents, beginning of period	288,266	453,932
	Cash and cash equivalents, end of period	$163,970	$397,433

IDEXX Laboratories, Inc. and Subsidiaries

Free Cash Flow

Amounts in thousands (Unaudited)

		Three Months Ended
		March 31, 2025	March 31, 2024
Free Cash Flow:	Net cash provided by operating activities	$237,962	$198,585
	Investing cash flows attributable to purchases of property and equipment	(30,026)	(30,273)
	Free cash flow[1]	$207,936	$168,312

1See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Announces First Quarter Results

May 1, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Common Stock Repurchases

Amounts in thousands except per share data (Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Shares repurchased in the open market	931	303
Shares acquired through employee surrender for statutory tax withholding	14	18
Total shares repurchased	945	321

Cost of shares repurchased in the open market	$409,215	$167,102
Cost of shares for employee surrenders	6,124	10,189
Total cost of shares	$415,339	$177,291

Average cost per share – open market repurchases	$439.64	$550.90
Average cost per share – employee surrenders	$444.52	$560.56
Average cost per share – total	$439.71	$551.45